STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                              TWINLAB CORPORATION,

                             TWIN LABORATORIES INC.,

                                 WILLIAM LOGUE,

                                   SHERI SEARS

                                       AND

                                 BARRY NUSSBAUM

                           Dated as of August 19, 1998

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                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT, dated as of August 19, 1998 (the "Agreement"), among Twinlab Corporation, a corporation organized under the laws of the State of Delaware ("TWINLAB"), Twin Laboratories Inc., a corporation organized under the laws of the State of Utah (the "Purchaser"), William Logue, an individual residing at 5480 Calzado del Bosque, Rancho Santa Fe, California, 92067 ("Logue"), Sheri Sears, an individual residing at 5480 Calzado del Bosque, Rancho Santa Fe, California, 92067 ("Sears"), and Barry Nussbaum, an individual residing at 6395 Clubhouse Drive, Rancho Santa Fe, California, 92057 ("Nussbaum" and together with Logue and Sears, the "Sellers").

                              W I T N E S S E T H:

         The Sellers collectively hold 175,000 shares (the "Shares") of common stock, no par value (the "Common Stock"), of PR Nutrition, Inc. (the "Company"), a corporation organized under the laws of the State of California (the "Company"), which shares of Common Stock constitute all of the issued and outstanding shares of Common Stock of the Company;

         The Purchaser desires to acquire from the Sellers, and the Sellers collectively desire to sell to the Purchaser, for the consideration hereinafter provided, the Shares;

         Purchaser and Sellers intend that the sale and purchase of the Shares provided for herein be accounted for as a pooling-of-interests for financial reporting purposes and constitute a reorganization within the meaning of Section 368 of the Code (as hereinafter defined); and

         Unless otherwise defined in this Agreement, capitalized terms used in this Agreement are defined in Section 12.2 of this Agreement.

         NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Sale and Purchase of Shares; the Closing.

         1.1. Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, on the Closing Date, each Seller shall sell, assign and convey to the Purchaser, and the Purchaser shall purchase, acquire and accept from each Seller, the Shares of such Seller set forth opposite such Seller's name on Schedule 1.1 of the Disclosure Schedules. At the Closing, each Seller shall deliver one or more stock certificates representing the Shares of such Seller duly endorsed for transfer to the Purchaser.

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         1.2.  The  Closing.  Subject to the  termination  of this  Agreement as provided in Section 9 hereof, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kramer, Levin, Naftalis & Frankel, New York, New York, as promptly as practicable after satisfaction (or waiver) of all conditions to closing, and in no event later than two (2) business days thereafter, or at such other time and date as the parties hereto mutually agree (the "Closing Date").

         1.3. Tax and Accounting Treatment. It is intended by the parties hereto that the purchase and sale of the Shares contemplated by this Agreement shall constitute a reorganization with the meaning of Section 368 of the Code. It is intended by the parties hereto that the purchase and sale of the Shares contemplated by this Agreement shall, subject to applicable accounting standards, qualify for accounting treatment as a pooling of interests.

         2. Consideration.

         2.1. Consideration. The aggregate consideration for the Shares shall be 1,150,000 shares of common stock, par value $1.00 per share, of TWINLAB (the "Twinlab Shares").

         2.2. Delivery of Twinlab Shares. At the Closing, the Purchaser shall deliver to each Seller one or more stock certificates representing the Twinlab Shares allocated to such Seller on a pro rata basis with the other Sellers based on the number of Shares sold by each Seller. Such stock certificates shall be registered in the respective names of each of the Sellers.

         3. Representations and Warranties of the Sellers. The Sellers, jointly and severally, hereby represent and warrant to the Purchaser as follows:

         3.1. Organization and Good Standing. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now conducted and as it is proposed to be conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of (i) each jurisdiction in which it leases real property and (ii) each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to so qualify would not result in a Material Adverse Change.

         (b) The minute books of the Company, as previously made available to the Purchaser and its counsel, contain accurate records of all meetings and all other material corporate action of the Company's board of directors (including any committees thereof) and its stockholders since the date of the Company's incorporation.

         3.2. Authorization of Agreement. Each of the Sellers has all requisite capacity, power and authority to execute and deliver this Agreement, the Employment

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Agreement,  the  Non-competition  Agreement and each other agreement,  document, instrument or certificate contemplated by this Agreement or to be executed by such Seller in connection with the consummation of the transactions contemplated by this Agreement (this Agreement, the Employment Agreement, the Non-competition
Agreement,   the  Registration   Rights  Agreement  and  the  other  agreements,
documents, instruments or certificates delivered pursuant to this Agreement are hereinafter referred to as the "Transaction Documents"), and to perform fully his obligations hereunder and thereunder. This Agreement has been, and each of the other Transaction Documents will be (when executed and delivered by the Sellers), duly and validly authorized, executed and delivered by each of the Sellers and (assuming the due authorization, execution and delivery of the other parties hereto and thereto) this Agreement constitutes, and each of the other Transaction Documents will constitute (when executed and delivered by the Sellers), legal, valid and binding obligations of each of the Sellers, enforceable against each of the Sellers in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         3.3. Subsidiaries. The Company has no subsidiaries and does not own any other capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity or have any agreement to acquire any such capital stock or other proprietary interest.

         3.4. No Conflicts; Consents of Third Parties. (a) Except as set forth in SCHEDULE 3.4(A) of the Disclosure Schedule, the execution and delivery by each of the Sellers of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, and the compliance by each of the Sellers with any of the provisions hereof or thereof does not and will not (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Company; (ii) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any "takeback" right or right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract, license, Permit or Order to which the Company or any of the Sellers is a party or by which the Company or any of the Sellers or the properties or assets of any of the Sellers or the Company are bound; (iii) con stitute a violation of any Law applicable to the Company or any of the Sellers; or (iv) result in the creation of any Lien upon the properties or assets of the Company or any of the Sellers. Except as set forth on SCHEDULE 3.4 of the
Disclosure Schedule, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing (other than compliance with the "HSR" (as defined in Section 6.7)) with, or notification to, any Person or Governmental Body is required on the part of the Company or any of the Sellers in connection with the execution and delivery of this Agreement or the other Transaction Documents, or the compliance by any of the Sellers, with any of the provisions hereof or thereof.

         (b) Except as set forth on SCHEDULE 3.4(B) of the Disclosure Schedule, neither the Company nor any of the Sellers is a party to any agreement, contract or covenant limiting the freedom of the Company or any of the Sellers to compete in any line of

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business or with any person or other entity in any  geographic  region within or outside of the United States of America.

         3.5. Capitalization. (a) The authorized capital stock of the Company consists of 1,000,000 shares of Common Stock. As of the date hereof, 175,000 shares of Common Stock are issued and outstanding, all of which are owned of record and beneficially by the Sellers and constitute the Shares. The number of shares held by each Seller is as set forth opposite such Seller's name on
Schedule 1.1. The Shares are validly issued, fully paid and non-assessable. Except as set forth on SCHEDULE 3.5 of the Disclosure Schedule, there is no existing option, warrant, call, right, commitment or other agreement of any character to which the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. Neither the Company nor any of the Sellers is a party to any voting trust or other voting agreement with respect to any shares of capital stock or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of capital stock of the Company.

            (b) The Shares purchased by the Purchaser will, at the Closing, constitute all of the issued and outstanding capital stock of the Company on a fully diluted basis.

         3.6. Financial Statements. Sellers have delivered to the Purchaser (i) copies of the Company's reviewed balance sheet as at December 31, 1996 and December 31, 1997 and the related reviewed statement of income and of cash flows for the years ended December 31, 1996 and December 31, 1997 (the "Reviewed Statements"), and its compiled balance sheet as at December 31, 1995 and the related statements of income and of cash flows for the year ended December 31, 1995 (the "Compiled Statements") and (ii) copies of its unaudited balance sheet at June 30, 1998 and the related statements of income and cash flows for the six month period ended June 30, 1998 (the "Latest Financials") (the Latest Financials, including the related notes and schedules thereto, the Compiled Statements and the Reviewed Statements, are referred to herein as the "Financial Statements"). Each of the Financial Statements was prepared in good faith from the books and records of the Company, is, except as set forth on SCHEDULE 3.6 of the Disclosure Schedule, complete and correct in all material respects, has been prepared in accordance with generally accepted accounting principles consistently applied by the Company (except with respect to normal and customary year-end adjustments and the preparation of notes) and presents fairly the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. The books of account and other financial records of the Company from which the Financial Statements have been prepared are complete and correct.

         3.7. No Undisclosed Liabilities. Except to the extent set forth in the Financial Statements, or as set forth on SCHEDULE 3.7 of the Disclosure Schedule which sets forth with specificity each liability of the Company in excess of $25,000 (whether accrued,

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absolute,  contingent or otherwise, and whether due or to become due or asserted or unasserted), the Company has no Indebtedness and, to each Seller's knowledge, there is no basis for the assertion of any claim or material liability of any nature against the Company, except obligations under Contracts described on
SCHEDULE 3.13 of the Disclosure Schedule or under Contracts that are not required to be disclosed thereon as a result of dollar thresholds specified in
Section 3.13 or which liabilities are in the aggregate less than $100,000.

         3.8. Absence of Certain Developments.  Except as expressly set forth on
SCHEDULE 3.8 of the Disclosure Schedule, since December 31, 1997:

            (a) There has not been any Material Adverse Change nor has any event occurred which could result in any Material Adverse Change;

            (b) There has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company having a replacement cost of more than $25,000 for any single loss or $100,000 for all such losses;

            (c) There has not been (i) any declaration, setting aside or authorizing the payment of, any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any of the outstanding shares of capital stock or other securities of, or other ownership interest in, the Company or (ii) any amount or asset paid or otherwise distributed to any of the Sellers, whether as compensation (except for salaries paid in the ordinary course of business consistent with past practice) or otherwise;

            (d) The Company has not (i) awarded or paid any bonuses to (A) any of the Sellers or (B) other employees of the Company in excess of $10,000 individually, or $25,000 in the aggregate, (ii) entered into any employment agreement or arrangement providing for potential compensation in excess of $75,000 or modified or amended any employment, deferred compensation, severance or similar agreement, (iii) increased or agreed to increase the compensation payable or to become payable by it to any of the Company's (A) employees, agents or Representatives outside the ordinary course of business consistent with past practice, and which increases in the aggregate have not resulted in a material increase in the benefits compensation or similar expense of more than $75,000 or
(B) directors or officers, or (iv) increased or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or Representatives (in each case, other than normal increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company);

            (e) There has not been any change by the Company in accounting principles, methods or policies;

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            (f) The Company has not entered into any Contract requiring payments in excess of $50,000, or conducted its business other than in the ordinary course of business consistent with past practice;

            (g) The  Company has not (i)  incurred  or repaid any  Indebtedness,
(ii) made any loans,  advances or capital  contributions  to any other Person or
(iii) assumed, guaranteed, endorsed or otherwise became liable for the obligations of any other Person.

            (h) The Company has not failed to promptly pay and discharge any current liabilities except in the ordinary course of business, consistent with past practice, or where disputed in good faith by appropriate proceedings;

            (i) The Company has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets including any Intellectual Property Assets (as hereinafter defined) of the Company (other than the sale of inventory in the ordinary course of business consistent with past practice);

            (j) The Company has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company;

            (k) The Company has not canceled or compromised any debt or claim or amended, cancelled, terminated, relinquished, waived or released any (i) Contract to which any of the Sellers or any Affiliate of any of the Sellers is a party or (ii) any other Contract or right except (in the case of this clause
(ii)) in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company;

            (l) The Company has not suffered any Extraordinary Loss or Extraordinary Losses (as defined in Opinion No. 30 of the Accounting Principles Board of the American Institute of Certified Public Accountants and any amendments thereto);

            (m) The Company has not transferred or granted any rights under any concessions, leases, licenses, agreements, Patents (as defined in Section 3.12), Marks (as defined in Section 3.12), Copyrights (as defined in Section 3.12), trade secrets, know how, manufacturing processes or technologies, formulae, recipes, proprietary food formulations, inventions, designs, web sites, computer programs or other tangible or intangible proprietary information, or Intellectual Property Assets, owned or used by the Company in its business;

            (n) The  Company  has not  made or  committed  to make  any  capital
expenditures   or  capital   additions  or  betterments  in  excess  of  $25,000
individually or $50,000 in the aggregate;


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            (o) The Company has not instituted or settled any Legal  Proceeding;


            (p) There have not been any amendments or changes in the certificate of incorporation or the by-laws of the Company;

            (q) The Company has not entered into any Contract to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made;

            (r) The Company has caused to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its business;

            (s) The Company has maintained and kept its properties in good repair, working order and condition, normal wear and tear excepted; and

            (t) There has not been any change in the treatment and protection of trade secrets or other confidential information of the Company.

            (u) There has not been any change in any tax elections with respect to the Company.

         3.9.  Taxes.  Except as set  forth on  SCHEDULE  3.9 of the  Disclosure
Schedule:

            (a) The Company (i) has timely, completely and accurately filed, or caused to be filed, with all appropriate U.S. federal, state or local or foreign governmental agencies all required tax and information returns, of whatever nature, related to the Company for taxable periods ending prior to the Closing Date or requests for extensions have been timely filed and any such request shall have been granted and not expired, (ii) has duly paid, caused to be paid, or made adequate provision in the balance sheet included in the Latest
Financials for, all taxes (including, but not limited to, income, sales, property, payroll, employment, gross receipts, excise and franchise taxes), assessments, charges, penalties and interest, of whatever nature ("Taxes"), due and payable with respect to all periods ending on or prior to December 31, 1997, and (iii) has made adequate provision for all Taxes with respect to all periods subsequent to the periods covered by such returns.

            (b) Neither the Sellers nor the Company have received, directly or indirectly, notice of, or are otherwise aware of, any pending, threatened, ongoing or past audit or examination by any Governmental Body with respect to Taxes relating to the Company; nor are the Sellers or the Company a party, directly or indirectly, to any action or proceeding by any Governmental Body for assessment or collection of Taxes relating to the Company; nor has any claim for assessment and collection, or any notice of deficiency, been asserted or proposed against the Sellers or the Company, directly or indirectly, with respect thereto; nor have the Sellers or the Company executed a waiver of any statute of limitations with respect thereto; nor are there any statutes of limitations with respect to Taxes relating to the Company that have not expired.

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            (c) The Company has made,  and each of the Sellers has consented to, a valid election under Section 1362(a) of the Code to be taxed as an "S Corporation" under Sections 1361 through 1379 of the Code (an "S Election") as of the date of the Company's incorporation, which election has not been revoked or terminated or otherwise become ineffective. Similar valid elections, which have not been revoked or terminated or otherwise become ineffective, have been made to be taxed in a comparable fashion under comparable state laws. All other material elections with respect to Taxes affecting the Company as of the date hereof are set forth on SCHEDULE 3.9 of the Disclosure Schedule. At the time the Company made the S Election, Barry Nussbaum was not married.

            (d) The Company is not liable for Taxes of any other Person, is not currently under any contractual obligation to indemnify any Person with respect to Taxes, and is not a party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes.

            (e) The Company is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes.

            (f) The Company will not be required, as a result of a change in method of accounting for any period prior to the Closing Date, to include any adjustment under Section 481 of the Code (or any corresponding provision of local or foreign law) in taxable income for any period after the Closing Date.

            (g) Section 3.9 of the Disclosure Schedule contains a list of all jurisdictions in which a tax or information return has been filed by the Company, and no claim has ever been made by any tax authority in any other jurisdiction that the Company is subject to taxation or required to file a tax or information return in such jurisdiction.


         3.10. Real Property.

            (a) SCHEDULE 3.10 of the Disclosure Schedule sets forth a complete list of all real property and interests in real property owned by the Company ("Owned Properties"). The Company has good, marketable and insurable title in fee simple to all Owned Properties, in each case free and clear of all Liens of any nature whatsoever except as set forth on SCHEDULE 3.10 of the Disclosure Schedule.

            (b) SCHEDULE 3.10 of the Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by the Company (individually, a "Real Property Lease") and identifies, for each Real Property Lease, the parties thereto, the address of the property subject thereto, the rent payable thereunder, the terms of any renewal options, the substance of any amendments or modifications thereto and any reciprocal easement or operating agreements relating thereto.


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

            (c) None of the Real Property Leases is subject to any lease, sublease, license or other agreement granting to any other Person any right to the use, occupancy or enjoyment of the Real Property Leases or any part thereof.

            (d) Each of the Real Property Leases is valid and enforceable in accordance with its terms, and there is no default under any Real Property Lease either by the Company or, to each Seller's knowledge, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. Each of the Real Property Leases, upon the consummation of the transactions contemplated hereby and by the other Transaction Documents, will continue to entitle the Company, as the case may be, to the use, occupancy and possession of the real property specified in such Real Property Lease. The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

            (e) To each Seller's knowledge, no previous or current party to any Real Property Lease has given notice of or made a claim with respect to any breach or default thereunder.

         3.11. Tangible Personal Property.

            (a) SCHEDULE 3.11(A) of the Disclosure Schedule sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $25,000 relating to personal property used in the business of the Company or to which the Company is a party or by which the Company or any of its respective properties or assets is bound. The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

            (b) Each of the Personal Property Leases is in full force and effect and is valid, binding and enforceable in accordance with its terms, and there is no default under any Personal Property Lease either by the Company or, to each Seller's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.

            (c) The Company has good and marketable title to all of the material items of tangible personal property that are owned and used by it, free and clear of any and all Liens other than those set forth in SCHEDULE 3.11(C) of the Disclosure Schedule. All items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Company are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used for the operation of the business of the Company.

         3.12. Intellectual Property. (a) SCHEDULE 3.12(A) of the Disclosure Schedule contains an accurate and complete list of all domestic and foreign (i) patents, pending patent


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


applications and patent applications in process but not yet filed, owned by, assignable to, or licensed to the Company (the "Patents"); registered trademarks and service marks and pending applications therefor and trade names owned by or licensed to the Company (the "Marks"); and copyright registrations and pending applications therefor owned by or licensed to the Company (the "Copyrights");
(ii) written licenses or agreements relating to the Company's Intellectual Property Assets, including, but not limited to, Patents, Marks and Copyrights, and any other written licenses and other agreements relating to trade secrets and know-how, and (iii) any other manufacturing, process, other technology transferor, license, or other agreements which are material to the conduct of the business of the Company. Except as set forth in SCHEDULE 3.12(A) of the Disclosure Schedule, the Company owns, or has a valid, binding and enforceable license, or otherwise possesses legally enforceable rights to use all the Intellectual Property Assets owned or used by the Company, including, but not limited to, all Patents, Marks, Copyrights, and any applications therefor, technology, inventions, designs, know-how, trade secrets, recipes, formulae, manufacturing technology and processes, proprietary food formulations, computer software programs or applications, web sites and tangible or intangible proprietary information or material that are used in the businesses of the Company as currently conducted.

            (b) Except as disclosed in SCHEDULE 3.12(B) of the Disclosure Schedule, the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of the obligations of the Sellers hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party intellectual property, including, but not limited to, trade secrets, know-how, recipes, formulae, manufacturing technology or processes, proprietary food formulations, Patents, Marks and Copyrights ("Third-Party Intellectual Property Rights"). No claims with respect to the Company Intellectual Property Assets, including, but not limited to Patents, registered and material unregistered Marks, registered Copyrights, and any applications therefor owned by the Company, any trade secret of the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through the Company, are currently pending or, to the knowledge of each of the Sellers, are threatened by any person, including, but not limited to, Barry Sears. None of the Sellers knows of any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now manufactured, used, sold or licensed or proposed for manufacture, use, sale or license by the Company, infringes on any Third-Party Intellectual Property Rights, including, without limitation, any Copyrights, Patents, Marks or trade secrets; (ii) against the use by the Company, of any Intellectual Property Assets, including, but not limited to, any recipes, formulae, manufacturing technology or processes, proprietary food formulations, trademarks, trade names, trade secrets, copyrights, patents, technology, inventions, designs, know-how or computer software programs and applications and web sites used in the business of the Company as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Assets or other trade secret material to the Company; or
(iv) challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by the Company.

            (c) To the  best  knowledge  of each of the  Sellers,  all  material
Intellectual Property Assets, including, but not limited to, any recipes, formulae, proprietary food formulations, manufacturing technology, methodology or processes, Patents, Marks and Copyrights held by the Company are valid and subsisting. Except as set forth in SCHEDULE 3.12(C) of the Company Disclosure Schedule, to the best knowledge of each of the Sellers, there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property Assets of the Company by any third party, including any employee or consultant or former employee or consultant of the Company.

            (d) The Company has taken all steps necessary to safeguard and maintain the secrecy and confidentiality of, and the Company's proprietary rights in, the Intellectual Property Assets including, without limitation, trade secrets, know-how, recipes, formulae, manufacturing technologies and processes and proprietary food formulations. SCHEDULE 3.12(D) of the Disclosure Schedule attaches the Documentation (or describes documentation delivered to Purchaser) containing the Company's procedures and policies concerning the protection and maintenance of the secrecy and confidentiality of, and the Company's proprietary rights in, the Intellectual Property Assets. All officers, employees and consultants of the Company having access to or developing any Intellectual Property Assets of the Company have executed and delivered an agreement regarding the protection of proprietary information and the license or assignment to the Company of all proprietary rights arising from the services performed by such persons, and such proprietary rights are licensed or assigned to the Company or are works made-for-hire, and the Company is the author and owner of all such rights under the Copyright Act of 1976, as amended. No current or prior officers, employees, or consultants of the Company (i) claims or has a right to claim an ownership interest in any Intellectual Property Assets as a result of having been involved in the development or licensing of any such property while employed by or consulting to the company, or otherwise, or (ii) owns any Intellectual Property Assets directly or indirectly competitive with those of the Company.

            (e) To each Seller's knowledge, no third party has attempted to reverse engineer any of the Intellectual Property Assets including, without limitation, the trade secrets, know-how, recipes, formulae, the proprietary food formulations, so that the proprietary rights of the Company in and to such an Intellectual Property Asset are lost or diminished in any way.

            (f) SCHEDULE 3.12(F) of the Disclosure Schedule lists all of the software used by the Company. None of the Sellers are aware of need for any material capital expenditures in order to address the Year 2000 compliance issue with respect to the Company's software.

         3.13. Material Contracts.

            (a) Except as set forth on SCHEDULE 3.13 of the Disclosure Schedule, neither the Company nor any of its properties or assets is a party to or bound by any (i) Contract not made in the ordinary course of business; (ii) employment or consulting agreement providing for potential compensation in excess of $50,000, or non-competition, severance, golden parachute or indemnification Contract (including, without limitation, in each case any Contract to which the Company is a party involving employees of the Company); (iii) advertising, public relations, franchise, distributorship or sales agency Contract not terminable without penalty on 90 days notice; (iv) Contract involving the commitment, payment or receipt of in excess of $50,000 in the aggregate; (v) Contract granting a right of first refusal for the acquisition, sale or lease of any assets or capital stock of the Company; (vi) Contract with any Person involving a sharing of profits; (vii) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar Contract with respect to any real or tangible personal property of the Company; (viii) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of Contract evidencing Indebtedness; (ix) Contract with any Governmental Body; (x) Contract with respect to the inspection, removal or remediation of Hazardous Materials; (xi) retainer Contract with attorneys, accountants, actuaries, appraisers, investment bankers or other professional advisers; or (xiii) commitment or agreement to enter into any of the foregoing. The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Contracts listed on SCHEDULE 3.13 of the Disclosure Schedule, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

            (b) (i) Each of the Contracts listed on SCHEDULE 3.13 of the Disclosure Schedule is valid and enforceable in accordance with its terms, and, to each Seller's knowledge, there is no default under any Contract listed on
SCHEDULE 3.13 of the Disclosure Schedule by the Company or by, to each Seller's knowledge, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder.


                (ii) To each Seller's knowledge, no previous or current party to any Contract listed on SCHEDULE 3.13 of the Disclosure Schedule has given notice of or made a claim with respect to any breach or default thereunder.

         3.14. Employees; Independent Contractors.

            (a)  To  each  Seller's  knowledge,  the  Company  has  satisfactory
relationships  with  its  employees  and  with  its  distributors,   independent
contractors (including, but not limited to, independent manufacturers) and independent representatives (collectively, the "Independent Contractors").

            (b) To each Seller's knowledge, no condition or state of facts or circumstances exists which could materially adversely affect the Company's relations with its employees or Independent Contractors, including, without limitation, the consummation of the transactions contemplated by this Agreement or by the other Transaction Documents.

            (c) The Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice.

            (d) No collective bargaining agreement with respect to the business of the Company is currently in effect or being negotiated. The Company has not encountered any labor union or collective bargaining organizing activity with respect to its employees. The Company has no obligation to negotiate any such collective bargaining agreement, and, to the best knowledge of each of the Sellers, there is no indication that the employees of the Company desire to be covered by a collective bargaining agreement.

            (e) There are no strikes, slowdowns or work stoppages pending or, to the best knowledge of each of the Sellers, threatened with respect to the employees of the Company or any Independent Contractor of the Company, nor has any such strike, slowdown or work stoppage occurred or, to the best knowledge of each of the Sellers, been threatened.

            (f) Neither the Company nor any of the Sellers has received notice of the intent of any government, body or agency responsible for the enforcement of labor or employment laws to conduct an investigation of the Company, and, to the best knowledge of each of the Sellers, no such investigation is in progress.

            (g) A true and correct copy of a schedule listing, as of December 31, 1998, the annual base salary or annualized wages of each employee of the Company whose annual base compensation is more than $50,000 has been provided to the Purchaser by Sellers.

            (h) To each Seller's knowledge, no employee of the Company is, and the Company is not in violation of any term of any employment agreement, non-disclosure agreement, non-compete agreement or any other agreement regarding an employee's employment with the Company.

            (i) A true and correct copy of a schedule listing, each Independent Contractor of the Company (i) to whom the Company made payments in the year ended December 31, 1997 of in excess of $25,000 or (ii) that generated in excess of $50,000 of the Company's revenues for the year ended December 31, 1997 has been provided to Purchaser by Sellers.

         3.15. Employee Benefits. Except as disclosed on SCHEDULE 3.15 of the Disclosure Schedule, the Company has no collective bargaining, labor, stock option, profit sharing, pension, retirement, stock bonus, thrift-savings, incentive, benefit or other similar

Contract, plan, policy or arrangement in connection with the conduct of its operations, and the Company is not in default under any such Contract, plan, policy or arrangement.

         3.16. Litigation.

            (a) There are no Legal Proceedings pending or, to each Seller's knowledge, threatened that question the validity of this Agreement or any of the other Transaction Documents or any action taken or to be taken in connection with the consummation of the transactions contemplated hereby or thereby.
SCHEDULE 3.16 of the Disclosure Schedule sets forth a true, correct and complete list of all Legal Proceedings pending or threatened against or affecting the Company or any of the Sellers, or any properties or assets of the Company or any of the Sellers, at law or in equity.

            (b) Except as set forth on SCHEDULE 3.16(B) of the Disclosure Schedule, there is no outstanding or, to each Seller's knowledge, threatened Order of any Governmental Body against, affecting or naming the Company or affecting any of the business, properties or assets of the Company.

         3.17. Compliance with Laws; Permits.

            (a) Except as set forth in SCHEDULE 3.17 of the Disclosure Schedule, the Company is and at all times has been in compliance in all material respects with all Laws and Orders promulgated by any Governmental Body applicable to the Company or to the conduct of the business or operations of the Company or the use of the properties (including any leased properties) and assets of the Company. The Company has not received, and to the best knowledge of each of the Sellers there has been no issuance of, any notice of a violation or alleged violation by the Company of any such Law or Order. Except as set forth in
SCHEDULE 3.17 of the Disclosure Schedule, there is no investigation or review by any Governmental Body with respect to the Company pending, or to the best knowledge of each of the Sellers, threatened, nor has any Governmental Body notified the Company or any of the Sellers of its intention to conduct the same.

            (b) To the best knowledge of each of the Sellers, no legislative or regulatory proposal of any Governmental Body has been adopted or is pending which could result in a Material Adverse Change.

            (c) Except as set forth on SCHEDULE 3.17(C) of the Disclosure Schedule, the Company is not subject to any Legal Proceeding, inquiry, Order, settlement, or, to each Seller's knowledge, investigation, alleging or addressing a violation of, or liability under, any Law, including: (1) FTC or state consent decrees relating to advertising or labeling claims; (2) FDA or related state food and drug administrative decrees; and (3) decisions of the National Advertising Division, Better Business Bureau.

            (d) SCHEDULE 3.17 of the Disclosure Schedule lists all Permits of the Company of all Governmental Bodies, indicating, in each case, the expiration date thereof, which Permits constitute, to each Seller's knowledge, all Permits required by the nature of the operations of the Company to permit its operations in the manner in which they are currently conducted. Such Permits have been validly issued to the Company by the appropriate Governmental Bodies in compliance with all applicable Laws, and the Company has complied in all material respects with all conditions of such Permits applicable to it. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such Permit. All such Permits are in full force and effect without further consent or approval of any Person.

         3.18. Environmental Matters. To each Seller's knowledge, the operations of the Company have been conducted and are in compliance with all Environmental Laws. Neither the Company nor any of the Sellers has received any notice from any source, or has otherwise obtained knowledge, to the effect that there is lacking any Environmental Permit required in connection with the Company's operations and Real Property Leases. To each Seller's knowledge, the Company and all of its past and current Facilities and operations are not subject to any outstanding Order or Contract, including Environmental Liens, with any
Governmental Body or Person, or subject to any federal, state or local investigation respecting (A) Environmental Laws, (B) any Remedial Action or (C) any Environmental Claim. The Company is not subject to any Legal Proceeding alleging the violation of any Environmental Law or Environmental Permit. The Company has not received (nor, to the best knowledge of each of the Sellers, has there been issued) any communication, whether from a Governmental Body, citizens' group, employee or any other Person, that alleges that the Company is not in compliance with any Environmental Law or Environmental Permit. The Company has not caused or permitted any Hazardous Materials to remain or be disposed of, either on or under real property legally or beneficially owned or operated by the Company or on any real property not permitted to accept, store or dispose of such Hazardous Materials. To each Seller's knowledge, the Company has no liabilities with respect to Hazardous Materials, and, to each Seller's knowledge, no facts or circumstances exist which, in the aggregate, could give rise to liabilities with respect to Hazardous Materials. None of the operations of the Company involves the generation, transportation, treatment, storage or disposal of Hazardous Materials and there is not now, to each Seller's knowledge, on or in any property leased by Company (1) any underground storage tanks or surface tanks, dikes or impoundments; (2) any asbestos containing materials or (3) any polychlorinated biphenyls.

         3.19. Insurance. SCHEDULE 3.19 of the Disclosure Schedule sets forth a list of all policies of insurance of any kind or nature covering the Company or any of its employees, properties, assets, or operations, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity, product liability and other casualty and liability insurance. All such policies are in full force and effect. Such insurance is adequate to cover risks of such types and in such amounts as is customary for Persons engaged in similar lines of business. All policies of such insurance (identified on SCHEDULE 3.19 of the Disclosure Schedule) are binding and effective upon the issuers thereof (each of whom is reputable and creditworthy) in accordance with their respective terms.

         3.20. Inventory; Receivables; Payables.

            (a) The inventory of the Company (including that reflected on the Financial Statements) is in good and merchantable condition, and suitable and, except as set forth on SCHEDULE 3.20(A) of the Disclosure Schedule, usable or saleable in the ordinary course of business, consistent with past practice, and has been reflected on the Financial Statements and carried on the books of account of the Company in accordance with generally accepted accounting principles, consistently applied. Without limiting the generality of the foregoing, such inventory does not include any obsolete, below standard quality or defective materials or any excess stock items, except as have been reserved against as reflected on the Financial Statements. The Company's assets include a sufficient but not an excessive quantity of each type of inventory in order to meet the normal requirements of the Company's business.

            (b) All accounts receivable of the Company have arisen from bona fide transactions in the ordinary course of business consistent with past practice and are legally binding. To each Seller's knowledge, all accounts receivable of the Company reflected on the Latest Financials, or arising after the date thereof, are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in accordance with generally accepted accounting principles consistently applied. Since December 31, 1997, to the best knowledge of each of the Sellers, there has been no event that could materially increase the ratio of uncollectible accounts receivable ("Uncollectible Receivables") to the accounts receivable or cause the Company's reserve, if any, for Uncollectible Receivables to be inadequate. None of such accounts receivable is, or will at the Closing Date be, subject to any defense, chargeback, coupon, counterclaim or setoff, except as reserved for and reflected in the latest Financial Statements and as set forth on SCHEDULE 3.20(B) of the Disclosure Schedule, which reserves are to each Seller's knowledge adequate. All such reserves were calculated in conformity with generally accepted accounting principles, consistently applied.

            (c) All accounts payable of the Company reflected in the Latest Financials or arising after the date thereof are the result of bona fide transactions in the ordinary course of business consistent with past practice and have been paid or are not yet due and payable.

         3.21. Major Suppliers and Customers.

            (a) Except as set forth on SCHEDULE 3.21(A) of the Disclosure Schedule, since December 31, 1997, there has not been any Material Adverse Change in the business relationship of the Company with its any of its suppliers, and none of the Sellers has any knowledge that there will be any such change.

            (b) Since December 31, 1997, there has not been any Material Adverse Change in the business relationship of the Company with its customers, and none of the Sellers has any knowledge that there will be any such change. Except as disclosed on SCHEDULE 3.21 of the Disclosure Schedule, the Company has no customer which purchased products that accounted for more than 5% of the Company's sales during the fiscal year ended December 31, 1997 or during the six (6) month period ended June 30, 1998.

         3.22. Related Party Transactions. Except as set forth on SCHEDULE 3.22 of the Disclosure Schedule, no officer, director or Affiliate (or any relative of any of them) of the Company nor any of the Sellers (or any relative of any Seller) has entered into any transaction with or is a party to any Contract with the Company. No officer, director or Affiliate (or any relative of any of them) nor any of the Sellers (or any relative of any Seller) of the Company owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company.

         3.23. Entire Business. The assets, properties and rights which will be owned or leased by the Company as of the Closing will constitute all of the tangible and intangible property used by and necessary to the Company in connection with the conduct of its business.

         3.24. No Misrepresentation. No representation or warranty of any of the Sellers contained in this Agreement (including the Disclosure Schedules hereto) or in any other Transaction Document furnished to the Purchaser pursuant to the terms hereof contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. None of the Sellers knows of any facts which have caused or in the future are reasonably likely to cause a Material Adverse Change which has not been disclosed herein or in a Disclosure Schedule hereto. The representations and warranties contained in this Section 3.24 or elsewhere in this Agreement or in any other Transaction Document shall not be affected or deemed waived by reason of the fact that the Purchaser and/or its Representatives know or should have known that any such representation or warranty is or might be inaccurate in any respect.

         3.25.  Product  Liability  and  Recalls.  (a)  Except as  disclosed  on
SCHEDULE 3.25 of the Disclosure Schedule, none of the Sellers is aware of any claim, or the basis of any claim, against the Company for injury to person or property of employees or any third parties suffered as a result of the manufacture, sale or distribution of any product or the performance of any service by the Company, including claims arising out of the allegedly defective or unsafe nature of the products sold or distributed by the Company.

            (b) Except as disclosed on SCHEDULE 3.25 of the Disclosure Schedule, there is no pending or, to the best knowledge of each of the Sellers, threatened recall or investigation of any product sold or distributed by the Company.

            (c) There are no liabilities or, to each Seller's knowledge, threatened claims for (a) product returns, (b) warranty obligations or (c) product services other than those arising in the ordinary course of business consistent with past practice.

         3.26. Financial Advisors. Except as disclosed on SCHEDULE 3.26 of the Disclosure Schedule, no Person has acted directly or indirectly as a broker, finder or financial advisor for the Company or any of the Sellers in connection with the negotiations relating to the transactions contemplated by this Agreement or by the other Transaction Documents, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company or any of the Sellers.

         3.27. Arrangements with Dresdner Kleinwort Benson. The Company has not paid, and will not be required, as a result of the execution, delivery or performance of this Agreement or otherwise, to pay any fees to Dresdner Kleinwort Benson under that certain agreement by and among the Company and Dresdner Kleinwort Benson, dated as of September 26, 1996 (the "Dresdner Agreement"). Sellers shall have the right, at their cost, to defend any claims related thereto.

         3.28. Pooling Matters. Based upon consultation with its independent accountants, the Sellers have provided to Purchaser and its independent accountants all information requested concerning actions taken or agreed to be taken by Sellers, the Company or any Affiliate of Sellers or the Company on or before the date of this Agreement that could reasonably be expected to adversely affect the ability of the Purchaser to account for the purchase of the Shares as a pooling of interests.

         3.29. Excluded Assets. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that the assets of the Company shall not include any correspondence, memoranda, notes or other materials which constitute communications between Sellers (solely in their capacity as individuals and not in their capacity as officers, directors, employees or agents of the Company), on the one hand, and their counsel, on the other hand, or which reflect the legal conclusions, recommendations or attorney work-product of counsel for any of the Sellers (solely in their capacity as individuals and not their capacity as officers, directors, employees or agents of the Company).

         3.30. Dividends. The Company has not declared, set aside, paid or authorized the payment of any dividend or other distribution in respect of any shares of capital stock of the Company in respect of any income earned by the Company from and including the period commencing on June 1, 1998.

         3.31. Cash Flow Statement. Simultaneously with the execution and delivery of this Agreement, Sellers have delivered to Purchaser a schedule of Projected Combined Working Capital and Cash Calculation as of the Closing, a copy of which is attached hereto as EXHIBIT 3.31 (the "Closing Statement"). The actual Combined Working Capital and cash position of the Company, determined on a basis consistent with the accounting used in preparing the Latest Financials, shall not be less than $850,000 and $100,000, respectively, on the Closing Date. As used herein, "Working Capital" means the Current Assets minus the Current Liabilities of the Company, as reflected on the Closing Statement.

         3.32. Sole and Separate Property; Spousal Consent of Robyn Nussbaum. The Shares to be sold by Nussbaum hereunder are the sole and separate property of Nussbaum. Robyn Nussbaum has all requisite capacity power and authority to execute and deliver the Spousal Consent to Stock Purchase Agreement attached hereto as EXHIBIT 3.32 (the "Spousal Consent"). The Spousal Consent has been duly executed and delivered by Robyn Nussbaum and constitutes her legal valid and binding obligation, enforceable against her in accordance with its terms.

         4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Sellers that:

         4.1. Organization and Good Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2. Authorization of Agreement. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby, and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of this Agreement and each of the other Transaction Documents to be executed by the Purchaser has been duly authorized by all necessary action on behalf of the Purchaser. This Agreement has been, and each of the other Transaction Documents will be (when executed and delivered by the Purchaser), duly and validly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the other Transaction Documents will constitute (when executed and delivered by the Purchaser), legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         4.3. No Conflicts; Consents of Third Parties. The execution and delivery by the Purchaser of this Agreement and the other Transaction Documents to be executed by the Purchaser, the consummation of the transactions contemplated hereby or thereby, and the compliance by the Purchaser with any of the provisions hereof or thereof does not and will not (a) conflict with, or result in the breach of, the certificate of incorporation or by-laws of the Purchaser, (b) conflict with, violate, result in the breach of, or constitute a default under any Contract or Order to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound or (c) constitute a violation by the Purchaser of any Law applicable to the Purchaser. Except as set forth on SCHEDULE 4.3 of the Disclosure Schedule, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the other Transaction Documents to be executed by the Purchaser or the compliance by the Purchaser with any of the provisions hereof or thereof which has not been made or obtained.

         4.4. Litigation. There are no Legal Proceedings against the Purchaser pending or, to the best knowledge of the Purchaser, threatened that question the validity of this Agreement or any of the other Transaction Documents or any action taken or to be taken by the Purchaser in connection with the consummation of the transactions contemplated hereby or thereby.

         5. Representations and Warranties of TWINLAB. TWINLAB hereby represents and warrants to the Sellers that:

         5.1. Organization and Good Standing. TWINLAB is duly organized, validly existing and in good standing under the laws of the State of Delaware.

         5.2. Authorization of Agreement. TWINLAB has all requisite power and authority to execute and deliver this Agreement and each of the other
Transaction Documents to be executed by TWINLAB in connection with the consummation of the transactions contemplated hereby and thereby, and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by TWINLAB of this Agreement and each of the other Transaction Documents to be executed by TWINLAB has been duly authorized by all necessary action on behalf of TWINLAB. This Agreement has been and each of the other Transaction Documents will be (when executed and delivered by TWINLAB) duly and validly executed and delivered by TWINLAB and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes and each of the other Transaction Documents will constitute (when executed and delivered by TWINLAB) legal, valid and binding obligations of TWINLAB, enforceable against TWINLAB in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         5.3. No Conflicts; Consents of Third Parties. The execution and delivery by TWINLAB of this Agreement and of the other Transaction Documents to be executed by TWINLAB, the consummation of the transactions contemplated hereby or thereby, and the compliance by TWINLAB with any of the provisions hereof or thereof does not and will not (a) conflict with, or result in the breach of, the certificate of incorporation or by-laws of TWINLAB, (b) conflict with, violate, result in the breach of, or constitute a default under any Contract or Order to which TWINLAB is a party or by which TWINLAB or its properties or assets are bound or (c) constitute a violation by TWINLAB of any Law applicable to TWINLAB. Except as set forth in SCHEDULE 5.3 of the Disclosure Schedule, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of TWINLAB in connection with the execution and delivery of this Agreement or the other Transaction Documents to be executed by TWINLAB or the compliance by TWINLAB with any of the provisions hereof or thereof.

         5.4. Litigation. There are no Legal Proceedings against TWINLAB pending or, to the best knowledge of TWINLAB, threatened that question the validity of this Agreement or any of the other Transaction Documents or any action taken or to be taken by TWINLAB in connection with the consummation of the transactions contemplated hereby or thereby.

         5.5. Financial Statements. The financial statements of TWINLAB which have been included in the Twinlab Disclosure Documents referred to in Section
5.6 and provided to the Seller were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of TWINLAB as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

         5.6. SEC Documents. TWINLAB has furnished to the Seller a complete copy of (i) TWINLAB's Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 1997 (the "Annual Report"), and (ii) Twinlab's Quarterly Report to Stockholders on Form 10-Q for the quarter, ended March 31, 1998, filed with the Securities and Exchange Commission (collectively, the "Twinlab Disclosure Documents"). The Twinlab Disclosure Documents, at the respective time each such document was issued, (a) complied as to form in all material respects with the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; and (b) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.7. Title to Twinlab Shares. The Twinlab Shares have been duly authorized for issuance and when issued and delivered in accordance with and pursuant to the terms of this Agreement will be validly issued, fully paid and non-assessable.

         5.8. Material Adverse Change. Since March 31, 1998, there has not been any change in the condition (financial or otherwise), assets, liabilities, earnings, prospects or business of TWINLAB and its subsidiaries, taken as a single enterprise, other than changes in the ordinary course of business, which in any one case or in the aggregate have not been materially adverse.

         5.9. S-3 Eligibility. TWINLAB satisfies, and upon the Closing Date will satisfy, all conditions under the Act for the use of Form S-3 for the registration of the Twinlab Shares pursuant to the terms of the Registration Rights Agreement.

         6. Additional Representations, Warranties and Covenants of the Sellers.

         6.1. Title and Investment Representations. Each Seller represents and warrants to, and covenants and agrees with, the Purchaser that, such Seller (a) has good and marketable title to the Shares of such Seller, free and clear of all Liens of any kind or nature whatsoever  and  that  at the  Closing,  the  Purchaser  will  obtain  good  and marketable title to such Shares, free and clear as aforesaid, (b) is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended, (c) by reason of such Seller's business and financial experience, and the business and financial experience of those persons retained by such Seller to advise him with respect to his investment in the Twinlab Shares, such Seller, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and the risks of an investment in the Twinlab Shares and is able to bear the economic risk of holding the Twinlab Shares for an indefinite period and (d) is acquiring the Twinlab Shares for his own account and for investment and with no intention of distributing or reselling the Twinlab Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States or any state.

         6.2. Information Representations. Each Seller represents and warrants that (i) such Seller, and his Representatives as deemed necessary by such Seller (including such Seller's professional, tax and other advisors), have carefully reviewed the materials (the "Materials") furnished by the Purchaser to such Seller in connection with the transactions contemplated by this Agreement, including without limitation, the Twinlab Disclosure Documents and (ii) such Seller, and such Seller's Representatives, have been granted the opportunity to ask questions of, and receive answers from, Representatives of TWINLAB concerning TWINLAB, the Purchaser and the Twinlab Shares and to obtain any additional information that such Seller deemed necessary to verify the accuracy of the information contained in the Materials.

         6.3. Resignation of Directors and Officers of the Company. Each of the Sellers agrees at the Closing (if requested by the Purchaser), to resign from his respective positions as an officer and director of the Company effective as of the Closing Date and to cause the other officers and directors of the Company, if any, to resign (if requested by the Purchaser) at the Closing.

         6.4. Advice of Changes. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, each Seller will promptly advise the Purchaser in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of the Sellers contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate, (b) of any Material Adverse Change, and (c) of any breach by any Seller of any covenant or agreement contained in any Transaction Document.

         6.5. Maintenance of Business. From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, the Sellers shall cause the Company to:

            (a) cause to be done all things necessary to maintain, preserve and renew its (i) corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses and (ii) relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof;

            (b) comply in all material respects with all applicable Laws; and

            (c) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

         6.6. Conduct of Business. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Sellers will cause the Company to continue to conduct the business of the Company and maintain the Company's business relationships in the ordinary and usual course and will not permit the Company, without the prior written consent of the Purchaser to:

            (a) (i) declare, set aside or authorize the payment of, any dividend or other distribution in respect of any shares of capital stock of the Company or repurchase, redeem or acquire any of the outstanding shares of any class of capital stock, except for dividends equal to 50% of the net earnings of the Company from the period commencing on June 1, 1998 and ending on the Closing Date (which dividends shall be paid in full within thirty (30) days of the Closing Date and shall be paid primarily for the purpose of assisting Sellers in meeting their estimated tax obligations in connection with the net earnings of the Company during such period), or (ii) pay or otherwise distribute any other amounts or assets to any Seller, whether as compensation or otherwise other than salaries in the ordinary course of business consistent with past practice;

            (b) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of any class of its capital stock;

            (c) (i) award or pay any bonuses to employees of the Company in excess of $5,000 to any person or $35,000 in the aggregate, (ii) enter into or modify or amend any employment, deferred compensation, severance or similar agreement, (iii) increase or agree to increase the compensation payable or to become payable by it to any of the Company's (A) employees in excess of $5,000 to any person or $35,000 in the aggregate, or (B) directors or officers, agents or Representatives or (iv) increase or agree to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such (A) employees(B) directors, officers, agents or Representatives or (B) employees, in excess of $5,000 to any person or $35,000 in the Aggregate;

            (d) change accounting principles, methods or policies;

            (e) enter into any Contract requiring payments in excess of $25,000, or conduct its business other than in the ordinary course of business consistent with past practice;

            (f) (i) incur or repay any Indebtedness other than the repayment of indebtedness to Scripps Bank under that certain loan agreement dated June 15, 1998, which shall be repaid in full prior to the Closing Date, (ii) make any loans, advances or capital contributions to any other Person or (iii) assume, guarantee, endorse or otherwise become liable for the obligations of any other Person.

            (g) fail to maintain and keep its properties in good repair, working order and condition, normal wear and tear excepted;

            (h) fail to comply  with all  other  obligations  which it  incurred pursuant to any Contract or promptly pay or discharge any current liabilities, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto, except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company;

            (i) mortgage, pledge or subject to any Lien any of its assets, or acquire any assets or sell, assign, transfer, convey, lease or otherwise dispose of any assets of the Company (other than the sale of inventory in the ordinary course of business consistent with past practice);

            (j) discharge or satisfy any Lien, or pay any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company;

            (k) cancel or compromise any debt or claim or amend, cancel, terminate, relinquish, waive or release (i) any Contract to which any Seller or any of his Affiliates is a party or (ii) any other Contract or right except (in the case of this clause (ii)) in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company;

            (l) transfer or grant any rights under any concessions, leases, licenses, agreements or Intellectual Property used by the Company in its business;

            (m) make or commit to make any capital expenditures or capital additions or betterments in excess of $10,000;

            (n) institute or settle any Legal Proceeding;

            (o) amend its certificate of incorporation or by-laws;

            (p) issue, sell or transfer any shares of its capital stock of any class or any other of its securities, or issue or create any options, warrants, calls, rights, commitments, subscriptions, convertible securities or other agreements of any character requiring the Company to issue, sell or transfer any shares of capital stock, or accelerate the vesting of any outstanding security;

            (q) merge, consolidate or reorganize with, or acquire, any entity;

            (r) agree to any audit assessment by any Tax authority or fail to pay and discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property;

            (s) change any insurance coverage, issue any certificates of insurance or fail to continue in force with its current insurance companies adequate insurance covering risks of such types and in such amounts as are customary for Persons engaged in similar lines of business;

            (t) enter into any transaction with, or become party to any Contract with, any officer, director, or Affiliate (or any relative of any of them) of the Company;

            (u) agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 6.6; or

            (v) make any change with respect to any tax election or terminate the S Corporation status of the Company.

         6.7. Regulatory Approvals. Each Seller will, and will cause the Company to, promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Body which may be reasonably required, or which the Purchaser may reasonably request, including filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR"), in connection with the consummation of the transactions contemplated by this Agreement. The Sellers will use their, and will cause the Company to use its, best efforts to promptly obtain all such authorizations, approvals and consents.

         6.8. Necessary Consents. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Sellers will use their, and will cause the Company to use its, best efforts to obtain such written consents and take such other actions as may be necessary or appropriate to facilitate the consummation of the transactions contemplated hereby and by the other Transaction Documents and to allow the Purchaser to carry on the Company's business after the Closing Date.

         6.9. Access to Information. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Sellers will, and shall cause the Company to, upon reasonable notice, during normal business hours, and so as not to interfere with the normal business operations of the Company, (i) allow the Purchaser and its Representatives reasonable access to the files, books, records, personnel and offices of the Company, including, without limitation, any and all information relating to the Company's Taxes, commitments, Contracts, and real, personal and intangible property and financial condition, (ii) furnish promptly to the Purchaser all information concerning the Company's business, properties and personnel as the Purchaser may reasonably request, and (iii) make available to the Purchaser the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's business, properties and personnel as the Purchaser may reasonably request. The Sellers will cause the Company's accountants to cooperate with the Purchaser and its Representatives in making available to the Purchaser all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all Tax returns and financial statements prepared, reviewed or audited by such accountants.

         6.10. Satisfaction of Conditions Precedent. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Sellers will use their, and will cause the Company to use its, best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 9.

         6.11. No Other Negotiations. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Sellers shall not, and shall cause the Company to not, directly or indirectly, (a) solicit, initiate discussions or engage in negotiations with any Person (whether such negotiations are initiated by the Seller or otherwise) or take any other action intended or designed to facilitate the efforts of any Person, other than the Purchaser, relating to the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (any such efforts by any such Person, including any proposal to make such an acquisition, are referred to as an "Acquisition Proposal"), (b) provide non-public information with respect to the Company to any Person, other than the Purchaser or (c) enter into any agreement, understanding, commitment or other arrangement with any Person, other than the Purchaser, relating to an
Acquisition Proposal. If the Company or any Seller receives any unsolicited offer or proposal to enter negotiations or discussions relating to an Acquisition Proposal, the Sellers shall immediately notify the Purchaser, which notice shall include information as to the identity of the Person making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

         6.12. Pooling Accounting Treatment. (a) From and after 30 days prior to the Closing Date, none of the Sellers will sell, transfer or otherwise, directly or indirectly, dispose of any securities of the Company or TWINLAB until after such time as TWINLAB has published financial results covering at least 30 days of combined operations of TWINLAB and the Company after the Closing Date. Each of the Sellers understands that the certificates representing the Twinlab Shares to be received by Sellers pursuant to this Agreement will be placed on the "stop-transfer list" maintained by TWINLAB'S transfer agent and will remain so listed until the publication of such financial results and that there will be placed on the certificates representing the Twinlab Shares, or any certificates delivered in substitution therefor, a legend stating in substance:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH SECTIONS 6.12 AND 10 OF THE STOCK PURCHASE AGREEMENT, DATED AUGUST 19, 1998, RELATING THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF TWINLAB CORPORATION."


            (b) Each of the Sellers will not, and will cause the Company not to, take any action that would reasonably be expected to adversely affect the ability of the Purchaser to account for the purchase of the Shares to be effected by this Agreement as a pooling of interests, and each of the Sellers shall use their, and shall cause the Company to use its, best efforts to take such action as may be reasonably required to negate the impact of any past actions by the Sellers, the Company or their respective Affiliates which would reasonably be expected to adversely impact the ability of the Purchaser to treat the purchase of the Shares as a pooling of interests.

         6.13. Taxes. (a) The Sellers agree that they will pay all Taxes of the Company attributable to periods ending on or prior to the Closing Date, and, with respect to periods that end after the Closing Date, they will pay the portion of the Taxes attributable to the portions of such taxable periods through and including the Closing Date, as determined when possible based on a closing of the books method. The Sellers shall prepare and file, subject to review by the Purchaser, all tax and information returns of the Company with respect to periods ending on or prior to the Closing Date. The Purchaser shall prepare and file all other tax and information returns of the Company, subject to a right of review by the Sellers with respect to any such returns for periods that begin prior to the Closing Date, provided, however, notwithstanding anything herein to the contrary, the Sellers shall prepare and file, subject to review by the Purchaser, the Federal S Corporation income tax return (and similar state S Corporation returns) for the period ending on the close of the day on or prior to the Closing Date.

         6.14. Termination of Shareholders Agreements. Sellers (i) shall validly terminate the agreement, dated March 7, 1997, and effective as of January 1, 1997, by and among the Sellers regarding, among other things, the sale of the Company, and (ii) shall validly terminate those provisions of the Shareholders Agreement and Minutes of the First Meeting of the Board of Directors of PR Nutrition, Inc., dated March 3, 1993, regarding (A) any right of first refusal of a shareholder, (B) loans from Barry Nussbaum and (C) board approval of transactions which would result in the Company paying $5,000 or more to any party.

         6.15. Access to Books and Records. Sellers shall have access to the books and records of the Company for the period ending on the Closing Date.

         6.16. Compliance with Securities Laws. Sellers will comply with all federal and state securities laws in connection with the offer, sale, transfer or pledge or hypothecation of any of the Twinlab Shares.

         7. Covenants of the Purchaser.

         7.1. Advice of Changes. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Purchaser or TWINLAB, as the case may be, will promptly advise the Seller in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of the Purchaser or TWINLAB, as the case may be, contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, and (b) of any breach by the Purchaser or TWINLAB, as the case may be, of any covenant or agreement contained in this Agreement.

         7.2. Regulatory Approvals. The Purchaser will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Body, or which the Seller may reasonably request, including filings pursuant to the HSR, in connection with the consummation of the transactions contemplated by this Agreement. The Purchaser or TWINLAB, as the case may be, will use its best efforts to promptly obtain all such authorizations, approvals and consents.

         7.3. Necessary Consents. During the term of this Agreement, the Purchaser or TWINLAB, as the case may be, will use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate to facilitate the consummation of the transactions contemplated hereby and by the other Transaction Documents.

         7.4. Release of Sellers as Guarantors. The Purchaser shall use its best efforts to obtain the release of the Sellers as personal guarantors of the Real Property lease within 6 months of the Closing.

         7.5. Satisfaction of Conditions Precedent. During the term of this Agreement, the Purchaser and TWINLAB will use their respective best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 8.

         8. Conditions.

         8.1. Conditions Precedent to Each Party's Obligations.

         The respective obligations of each party hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived in writing by all of the parties to this Agreement):

         (a) Compliance with Law. There shall be no Law enacted, entered, enforced or deemed applicable to the transactions contemplated hereby or by the other Transaction Documents which would prohibit or render illegal the transactions contemplated hereby or thereby.

         (b) No Legal Proceedings or Orders. There shall not have been instituted, pending or threatened any Legal Proceeding by or before any Governmental Body, nor shall there be in effect any Order issued by any Governmental Body, or threat of any Order, that (i) prevents or seeks to prevent, or (ii) questions the validity of this Agreement or the other Transaction Documents or any action taken or to be taken in connection with the consummation of the transactions contemplated hereby or thereby.

         (c)  HSR.  All  waiting   periods  under  the  HSR  applicable  to  the
consummation of the transactions contemplated by this Agreement shall have expired or been terminated.

         (d) Other Agreements. Each of the Sellers and the Purchaser shall have executed and delivered such Seller's Employment Agreement in the form of Exhibits 8.1A and 8.1B hereto, respectively.

         8.2. Conditions Precedent to Obligations of the Sellers.

         The obligations of each of the Sellers hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived in writing by the Seller):

         (a) Accuracy of Representations and Warranties. The representations and warranties of the Purchaser and TWINLAB set forth in Sections 4 and 5 shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing, and the Seller shall receive a certificate to such effect signed by an officer of the Purchaser.

         (b) Covenants. The Purchaser shall have performed and complied in all material respects with all of its covenants required to be performed by it under this Agreement on or before the Closing Date, and the Seller shall receive a certificate to such effect signed by an officer of the Purchaser.

         (c) Registration Rights Agreement. Purchaser shall have executed and delivered the Registration Rights Agreement in the form attached hereto as
Exhibit 8.2(c).

         8.3. Conditions Precedent To Obligations of the Purchaser.

         The obligations of the Purchaser hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived in writing by the Purchaser):

         (a) Accuracy of Representations and Warranties. The representations and warranties of each of the Sellers set forth in Section 3 shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing, and the Purchaser shall receive a certificate to such effect signed by each of the Sellers.

         (b) Covenants. Each of the Sellers shall have performed and complied in all material respects with all of the covenants required to be performed by such Seller under this Agreement on or before the Closing Date, and the Purchaser shall receive a certificate to such effect signed by each of the Sellers.

         (c) Absence of Material Adverse Change. There shall not have been any Material Adverse Change, and the Purchaser shall receive a certificate to such effect signed by each of the Sellers.

         (d) Opinion of Seller's Counsel. The Purchaser and TWINLAB shall have received from Procopio, Cory, Hargreaves & Savitch LLP, counsel to the Sellers and the Company, an opinion in the form of Exhibit 8.3A hereto.

         (e) Documents. The Purchaser shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by the Purchaser's legal counsel to provide for the continuation in full force and effect of any and all material Contracts of the Company and for each of the Sellers to consummate the transactions contemplated hereby and by the other Transaction Documents.

         (f) Government Consents. There shall have been obtained on or before the Closing Date such material Permits and there shall have been taken such other action, as may be required to consummate the transactions contemplated hereby and by the other Transaction Documents by any Government Body having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

         (g) Other Agreements. Each Seller shall have executed and delivered (i) a Non-competition Agreement and a General Release in the forms of Exhibits 8.3B and 8.3C hereto, respectively.

         (h) Opinion of Accountant. The Purchaser shall have received an opinion of Deloitte & Touche, LLP, independent certified public accountants, to the effect that the purchase and sale of the Shares, to the best of its knowledge after due inquiry, qualifies for pooling of interests accounting treatment if consummated in accordance with this Agreement. Such opinion shall be in form and substance reasonably satisfactory to Purchaser.

         (i) Agreements with MLO Products, Inc.

            (A) The Purchaser shall have entered into a Supply Agreement with MLO Products, Inc. ("MLO") in form and substance satisfactory to the Purchaser in its sole discretion (including all schedules and exhibits thereto), whereby MLO will, among other things, agree to formulate, process and manufacture the products sold, and to be sold, by the Company.

            (B) The Purchaser shall have entered into an Assignment Agreement with MLO in form and substance satisfactory to the Purchaser in its sole discretion (including all schedules and exhibits thereto), whereby MLO will, among other things, assign to Purchaser all of MLO's right, title and interest in and to the Trade Secrets (as defined in the Requirements Agreement, dated as of May 14, 1996, between MLO and the Company).

         9. Termination of Agreement.

         9.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

            (a) by mutual written consent duly executed by each of the Sellers and the Purchaser; or

            (b) by either the Purchaser or the Sellers, if all the conditions for Closing shall not have been satisfied or waived on or before September 15, 1998 (the "Final Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose breach of this Agreement or failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of any condition for Closing; or

            (c) by either the Purchaser or the Sellers, if a Governmental Body shall have issued a nonappealable final Order or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or in the other Transaction Documents; provided however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party which has not complied with its respective obligations under Sections 6.7 or 7.2 and such noncompliance materially contributed to the issuance of any such Order or the taking of such action; provided further that the party seeking to terminate this Agreement pursuant to this clause 9.1(c) shall have used all reasonable efforts to remove such Order or action; or

            (d) by either the Purchaser or the Sellers, if any representation or warranty of the Purchaser or any of the Sellers, respectively, set forth in this Agreement shall be untrue in any material respect such that the conditions set forth in Sections 8.3(a) or 8.2(a)), as the case may be, would not be satisfied; provided, however, that if such representation or warranty is curable prior to the Final Date by the Purchaser or the Sellers, as the case may be, through the exercise of reasonable best efforts and for so long as the Purchaser or the Sellers, as the case may be, continues to exercise such reasonable best efforts, neither the Purchaser nor the Sellers, respectively, may terminate this Agreement under this
Section 9.1(d); or

            (e) by either the Purchaser or the Sellers, upon a breach of any covenant or agreement on the part of the Purchaser or the Seller, respectively, set forth in this Agreement such that the conditions set forth in Sections 8.3(b) or 8.2(b), as the case may be, would not be satisfied; provided, however, that if such covenant or agreement is curable prior to the Final Date by the Purchaser or the Sellers, as the case may be, through the exercise of reasonable best efforts and for so long as the Purchaser or the Sellers, as the case may be, continue to exercise such reasonable best efforts, neither the Purchaser nor the Sellers, respectively, may terminate this Agreement under this Section 9.1(e).

         9.2.  Notice of  Termination.  Any  termination of this Agreement under
Section 9.1 above will be effective by the delivery of written notice (in accordance with the provisions of Section 12.10 hereof) of the terminating party to the other parties hereto.

         9.3. Effect of Termination. In the case of any termination of this Agreement as provided in this Section 9, this Agreement shall be of no further force and effect (except for Sections 12.3, 12.6, 12.8 and 12.13); provided, however, that a termination of this Agreement shall not relieve any party from liability for any breach of this Agreement or defeat or impair the right of any party to pursue such relief as may otherwise be available to it as a result of any breach of this Agreement or any of the representations, warranties, covenants or agreements contained herein.

         10. Legend on Certificates. Each stock certificate issued to represent the Twinlab Shares shall bear the following (or a substantially equivalent) conspicuous legend on the face or reverse side thereof:


            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144 UNDER THE ACT; PROVIDED THAT, AN OPINION OF COUNSEL IS FURNISHED, REASONABLY SATISFACTORY IN

            FORM AND SUBSTANCE TO TWINLAB CORPORATION, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.


Any stock certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend. TWINLAB shall not transfer on its books any certificate for the Twinlab Shares in violation of the provisions of this Agreement. TWINLAB shall give appropriate stop transfer instructions to its stock transfer agent with respect to the TWINLAB Shares.

         11. Further Agreements of the Parties.

         11.1. Indemnity. (a) Subject to Section 11.2, each Seller, jointly and severally, agrees to indemnify, defend and hold harmless the Purchaser (and each officer, director, shareholder, affiliate, agent and permitted assign thereof) from and against any and all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties, and attorneys' fees, disbursements and related charges) (collectively, "Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of any of the Sellers contained in this Agreement or the other Transaction Documents.

            (b) Each Seller, jointly and severally, agrees to indemnify, defend and hold harmless the Purchaser (and each officer, director, shareholder, affiliate, agent and permitted assign thereof) from and against any and all Losses based upon or arising out of (i) the adulteration or defect of any product of the Company sold prior to the Closing Date, (ii) the Settlement Agreement and Mutual Release dated July 7, 1998 between the Company and Sanjay Chopra, (iii) the Dresdner Agreement, (iv) the actions of William Logue that formed the basis of the complaint of discrimination under the California Fair Employment and Housing Act, dated February 20, 1998, made against William Logue by Stephanie MacCleod and (v) the representations and warranties contained in
Section 3.31.

            (c) The Purchaser agrees to indemnify, defend and hold harmless each of the Sellers from and against any and all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of the Purchaser contained in this Agreement or the other Transaction Documents.

         11.2. Limits on Indemnification. Sellers shall not be liable for any indemnification obligations under Section 11.1(a) unless and until the cumulative aggregate amount of such Losses incurred exceeds $200,000, whereupon Sellers shall be obligated to indemnify Purchaser for the full amount of any such Losses. In no event will Sellers' aggregate liability under Sections 11.1
(a) or (b) exceed the market value of the Twinlab Shares as of the Closing Date (the "Maximum Liability") reduced at the end of each one year anniversary following the Closing Date, by an amount equal to twenty percent (20%) of the Maximum Liability.

         12. Miscellaneous.

         12.1.   Survival   of   Representations   and   Warranties.   (i)   The
representations and warranties of Sellers contained in Section 3.27 of this Agreement shall survive the Closing for the benefit of Purchaser for a period of four years following the Closing Date, (ii) the representations and warranties of Sellers contained in Section 3.31 shall survive the Closing for the benefit of Purchaser for a period of three months following the Closing Date, and (iii) all other representations and warranties of the Sellers contained in this Agreement shall survive the Closing for the benefit of the Purchaser for a period of one year following the Closing Date; provided, however, that there shall be no termination of any representation or warranty as to which a claim for indemnification has been asserted prior to the termination of the survival period for such representation or warranty. The representations and warranties of the Purchaser and TWINLAB shall survive the Closing for the benefit of the Seller until one year following the Closing Date; provided, however, that there shall be no termination of any representation or warranty as to which a claim for indemnification has been asserted prior to the termination of the survival period for such representation or warranty.

         12.2. Certain Definitions.

            "Affiliate" shall have the meaning specified by Rule 12b-2 under the Securities Exchange Act of 1934.

            "Closing" shall have the meaning set forth in Section 1 hereof.

            "Closing Date" shall have the meaning set forth in Section 1 hereof.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Confidential Information" shall mean confidential records and information, including, but not limited to, development, marketing, purchasing, organizational, strategic, financial, managerial, administrative, manufacturing, production, distribution and sales information, distribution methods, data, specifications and processes presently owned or at any time hereafter developed by a Person or its agents or consultants or used presently or at any time hereafter in the course of the business of such Person, that are not otherwise part of the public domain.

            "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy. commitment or other arrangement or agreement, whether written or oral.

            "Disclosure Schedule" means the Disclosure Schedule annexed hereto as Schedule I.

            "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Body or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other substance, clinical, material, pollutant, contaminant, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, the air soil, soil, surface water or Groundwater) at, in, by, from or related to the Facilities or any activities conducted thereon-, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Facilities; or
(iii) the violation, or alleged violation, of any Environmental Laws, Orders or Permits of or from any Governmental Body relating to environmental matters connected with the Facilities.

            "Environmental Law" means any Law concerning the environment, or activities that might threaten or result in damage to the environment or human health, or any Law that is concerned in whole or in part with the environment and with protecting or improving the quality of the environment and human and employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. ss. 9601 et seq.) the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq), the Clean Water Act (33 U.S.C. ss. 1251 et seq), the Clean Air Act (33 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA"), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state or local statutes, and the regulations promulgated pursuant thereto, and any and all treaties, conventions and environmental public and employee health and safety statutes and regulations or analogous requirements of non-United States jurisdictions in which the Company conducts any business.

            "Environmental Matters" means any matter arising out of or relating to human and employee health and safety or the environment which could give rise to liability or require the expenditure of money to address, and shall include, without limitation, investigating and remediating costs, any fines and penalties arising in connection therewith, and any claim in respect thereof for damages or injunctive relief for alleged personal injury, property damage or damage to natural resources under common law or other Environmental Law.

            "Environmental Permit" means any Permit, approval, authorization, license variance, registration, or permission required under any applicable Environmental Laws and all supporting documents associated therewith.

            "Facilities" means real property, leased or operated by the Company.

            "Governmental Body" means any governmental or regulatory body (including the Food and Drug Administration (the "FDA"), the Federal Trade Commission (the "FTC"), the Consumer Product Safety Commission (the "CPSC") the United States Department of Agriculture (the "USDA") and the Federal Trade Commission, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

            "Hazardous Materials" means any substance, material or waste which is regulated by any local, state or federal Governmental Body in the Jurisdiction in which the Company conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

            "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, including any bank overdraft or other similar extension of credit, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than 30 days past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent
reimbursement   obligations  with  respect  to  letters  of  credit),   (v)  any
indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a multiemployer plan" as such terms are defined under ERISA.

            "Intellectual Property Assets" means all worldwide intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, service marks, service mark applications, service mark rights, copyrights, copyrights applications, trade names, unfair competition rights, franchises, licenses, inventories, know-how, trade secrets, moral rights, rights of publicity, customer lists, proprietary information, technologies, processes and formulae, proprietary food formulations, all source and object code, algorithm, architecture, structure, display screens, layouts, inventions, development tools, and all documentation and media constituting, describing or relating to any of the above, including, without limitation, manuals, memoranda and records in any format, whether hard copy or machine-readable only.

            "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline (including FDA Over the Counter ("OTC") Monographs and cosmetic ingredient safety and color additive rules and regulations, cosmetic labeling requirements under the Fair Packaging and Labeling Act (the "FPLA"), federal and state food, drug and false advertising Laws, and rules and regulations of the FTC, the CPSC and the USDA).

            "Legal  Proceeding"  means any judicial,  administrative or arbitral
actions,  suits,  proceedings  (public  or  private),   claims  or  governmental
proceedings.

            "Lien" means any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

            "Material Adverse Change" means any material adverse change in the business, properties, results of operations, prospects or condition (financial or otherwise) of the Company.

            "Order"  means  any  order,  consent,   consent  order,  injunction,
judgment, decree, consent decree, ruling, writ, assessment or arbitration award.

            "Permits"  means  any  approvals,   authorizations,   registrations,
consents, licenses, permits or certificates by any Governmental Body.

            "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

            "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the Company, including the movement of any Hazardous Material or other substance through or in the air, soil, surface water, groundwater, or property.

            "Remedial Action" means all actions, including, without limitation, any capital expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(iv) bring any Facility into compliance with all Environmental Laws and Environmental Permits.

            "Representatives" of a Person means its officers, employees, agents, legal advisors and accountants.

            "Shares" means the Common Stock to be purchased hereunder.

         12.3. Expenses. Each party shall bear its own expenses in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby and by the other Transaction Documents. None of Seller's costs or expenses (including the fees payable to any brokers, finders or financial advisors) shall be charged to the Company. The Company shall pay the reasonable expenses of the Company's accountants and attorneys incurred in connection with the preparation and negotiation of this Agreement and the Transaction Documents.

         12.4. Specific Performance. Each Seller acknowledges and agrees that the breach or threatened breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law. Accordingly, each Seller expressly acknowledges that the Purchaser shall be entitled to specific performance, injunctive relief or any other equitable remedy against each of the Sellers, without the posting of a bond, in the event of any breach or threatened breach of any provision of this Agreement by any of the Sellers. The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each such party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a party shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

         12.5. Further Assurances. Each Seller, TWINLAB and the Purchaser each agree to execute and deliver such other reasonable documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby or by the other Transaction Documents.

         12.6. Submission to Jurisdiction; Waiver of Jury Trial; and Consent to Service of Process.

            (a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby or by the other Transaction Documents and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY
LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

            (c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding, by the mailing of a copy thereof in accordance with the provisions of Section 12.10.

         12.7. Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         12.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflict of laws thereunder.

         12.9. Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

         12.10. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, upon delivery to a nationally recognized overnight courier service, or when mailed by certified mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                      If to Logue, to:      P.O. Box 7215
                                            Rancho Santa Fe, California 92067

                                            (if by mail);

                                            5480 Calzado del Bosque
                                            Rancho Santa Fe, California 92067
                                            (if by courier)


                 With a copy to:

                    Procopio, Cory, Hargreaves & Savitch LLP
                    530 B Street, Suite 2100
                    San Diego, California 92101-4469
                    Telephone: (619) 238-1900
                    Fax: (619) 235-0398


                      If to Sears toP.O. Box 7215
                                            Rancho Santa Fe, California 92067
                                            (if by mail);

                                            5480 Calzado del Bosque
                                            Rancho Santa Fe, California 92067
                                            (if by courier)

                 With a copy to:

                    Procopio, Cory, Hargreaves & Savitch LLP
                    530 B Street, Suite 2100
                    San Diego, California 92101-4469
                    Telephone: (619) 238-1900
                    Fax: (619) 235-0398

                      If to Nussbaum to:    2775 Vio de la Volle, #205
                                            Del Mar, California 92014
                                            (if by mail)

                                            6395 Clubhouse Drive
                                            Rancho Santa Fe, California 92057
                                            (if by courier);


                 With a copy to:

                    Procopio, Cory, Hargreaves & Savitch LLP
                    530 B Street, Suite 2100

                    San Diego, California  92101-4469
                    Telephone:  (619) 238-1900
                    Fax:  (619) 235-0398


                 If to the Purchaser or to TWINLAB, to:

                    Twinlab Corporation
                    150 Motor Parkway
                    Hauppauge, New York  11788
                    Attention:  Ross Blechman
                    Telephone:  (516) 467-3140
                    Fax:  (516) 630-3484

                 With a copy to:

                    Philip M. Kazin, Esq.
                    Twinlab Corporation
                    150 Motor Parkway
                    Hauppauge, New York  11758
                    Telephone:  (516) 467-3140
                    Fax:  (516) 630-3485


All notices are effective upon receipt or upon refusal if properly delivered.

         12.11. Severability. If any term, provision, covenant or condition of this Agreement or part thereof, or the application thereof to any Person, place or circumstance shall be held to be invalid, unenforceable or void by a court of competent jurisdiction, the remainder of this Agreement and such term, provision, covenant or condition shall remain in full force and effect, and any such invalid, unenforceable or void term, provision, covenant or condition shall be deemed, without further action on the part of the parties hereto, modified, amended and limited, and the court shall have the power to modify, amend, and limit such term, provision, covenant or condition, to the extent necessary to render the same and the remainder of this Agreement valid, enforceable and lawful.

         12.12. Binding Effect, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights or any other rights of any kind in any Person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Seller (by operation of law or otherwise) without the prior written consent of the Purchaser and any attempted assignment without such required consent shall be void. The Purchaser may assign this Agreement and any or all rights and obligations hereunder, in whole or in part, to any Affiliate of the Purchaser, any purchaser of all or substantially all of the Purchaser's business or assets, any successor to the Purchaser or any assignee thereof (each, a "Successor"), whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise. The Purchaser will require any such Successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Purchaser would be required to perform it if no such purchase, succession or assignment had taken place. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any Successor unless the context otherwise requires.

         12.13. Confidential Information. All Confidential Information with respect to any party hereto is considered secret and will be disclosed in confidence. Each party hereto acknowledges that, it may have access to and become acquainted with Confidential Information of another party. Each party hereto agrees that it will not prior to the Closing Date (or in the event of the termination of this Agreement in accordance with its terms) and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Information. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to or containing Confidential Information, which any party has prepared or shall in the future prepare, shall be and remain the sole and exclusive property of such party and shall be included in the Confidential Information. Upon termination of this Agreement in accordance with its terms, the parties shall promptly deliver any and all of the Confidential Information and copies thereof of any other party, not previously delivered to such party, that may be in its possession or under its control. The foregoing restrictions shall not apply to the use, divulgence, disclosure or grant of access to Confidential Information to the extent, but only to the extent, (i) expressly permitted or required pursuant to any other written agreement between the parties, (ii) such Confidential Information has been publicly disclosed (not due to a breach by any party of its obligations hereunder, or by breach of any other Person, of a fiduciary or confidential obligation to a party) or (iii) a party is required to disclose Confidential Information by or to any court of competent jurisdiction or any other Governmental Body; provided, however, that the party required to disclose such Confidential Information shall, prior to any such disclosure, immediately notify the party which owns the Confidential Information of such requirement and provided further, that such party shall have the right, at its expense, to object to such disclosures and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

         12.14. Public Announcement. The parties shall cooperate with respect to any public announcement relating to the transactions contemplated hereby or by the other Transaction Documents; and neither party will issue any public statement announcing such transaction without the prior consent of the others, except as such party in good faith (based upon advice of counsel) believes is required by law and following notice to the other party.

         12.15. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                    /s/ William Logue
                                    -----------------------------------
                                             WILLIAM LOGUE


                                    /s/ Sheri Sears
                                    -----------------------------------
                                              SHERI SEARS


                                    /s/ Barry Nussbaum
                                    -----------------------------------
                                            BARRY NUSSBAUM


                                    TWINLAB CORPORATION


                                    By: /s/Ross Blechman
                                       -----------------
                                            Name: Ross Blechman
                                            Title: President

                                    TWIN LABORATORIES INC.

                                    By: /s/Ross Blechman
                                       -----------------
                                            Name: Ross Blechman
                                            Title: President